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                                                                  Exhibit (c)(9)


                                                                    ITEM III.H.4

                              AGREEMENT OF LEASE

          THIS AGREEMENT OF LEASE, made this 27th day of June, 1989

by and between CRS LIMITED PARTNERSHIP, an Ohio limited partnership

(hereinafter called "Landlord"), and BOSS MANUFACTURING COMPANY,

a Delaware corporation (hereinafter called "Tenant"),


                             W I T N E S S E T H:

                    1.   Demised Premises; Possession; Term.

          Landlord does hereby demise and lease to Tenant, and

Tenant does hereby hire and lease from Landlord,  all of the premises located at 3464 East Sangamon, Springfield, Sangamon county, Illinois, more fully described in Schedule A which is annexed hereto and made a part hereof, together with that certain office/warehouse building consisting of approximately 80,000 square feet,  thirteen truck dock overhead doors installed on such

premises, and other improvements in or on such premises, and also all rights, privileges, easements and appurtenances appertaining or belonging unto said premises, building and improvements; said real  property,  building,  improvements,  rights,  privileges,

easements and appurtenances being hereinafter referred to as the

"demised premises".

          The term of this lease, and Tenant's obligation to pay

rent, shall commence on July 1, 1989 (the "Commencement Date").

The initial term of this lease (the "Initial Term") shall be for a period of ten (10) years following the Commencement Date.

          2.   Net Lease: Rent Absolute.

          (a)  This lease shall be deemed and construed to be a

"net lease" and it is intended that the fixed rent provided for in paragraph 3 shall be an absolutely net return to the Landlord throughout the Initial Term of this lease and any Additional Term hereof, free of any expense, charge or other deduction whatsoever,




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with respect to the demised premises and/or the ownership, leasing,

operation, management, maintenance, repair, rebuilding, use or occupation thereof, or of any portion thereof, or with respect to any interest of the Landlord therein except only as otherwise expressly provided herein.

          (b)  Except as otherwise herein provided, this lease

shall not terminate nor shall Tenant be entitled to any abatement of rent, reduction thereof, or extension of any term, nor shall the respective obligations of Landlord and Tenant be affected

(except as herein provided) by reason of damage to or destruction of all or any part of the premises (from whatever cause), the lawful prohibition of Tenant's use of the demised premises, the interference with  such use by any private person,  firm or

corporation, or by reason of any eviction by paramount title; any present or future law to the contrary notwithstanding.

          3.   Rental.

          During the first five (5) years of the Initial Term of

this lease, Tenant agrees to pay to Landlord, promptly when due,

without not ice or demand and without deduction or setoff of any amount for any reason whatsoever, as fixed rent for the demised premises,  the  sum  of  Seven  Hundred  Sixty  Thousand  Dollars

($760,000) payable in sixty (60) equal monthly installments of

Twelve  Thousand  Six  Hundred  Sixty-Six  and  67/100  Dollars

($12,666.67), in advance, on or before the first day of each calendar month and as hereinafter provided.  During the next five

(5) years of the Initial Term of this lease, Tenant agrees to pay to Landlord and, as fixed rent for the demised premises, the sum of Seven Hundred Ninety-Seven Thousand Five Hundred Dollars

($797,500) payable in 60 equal monthly installments of Thirteen

Thousand Two Hundred Ninety-One and 67/100 Dollars ($13,291.67),

in advance, on or before the first day of each calendar month as hereinafter provided.  Rent for any portion of a month shall be prorated on a per diem basis based on the monthly rental set forth in this paragraph 3.  Rental payments hereunder shall be made by

Tenant to Landlord each by a single check or draft payable to the


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order of Landlord and delivered to Landlord either personally or by mail to Landlord's address set forth in paragraph 22.  On the date of execution of this lease by Tenant (the "Execution Date"),

Tenant shall deliver to Landlord the sum of $12,666.67 representing payment  in advance of the  first full calendar month's rent hereunder.

          4.   Renewal Options; Rental in Additional Terms.

          Tenant is hereby given three (3) separate options to

extend the term of this lease for three (3) separate, successive periods (collectively, "Additional Term(s)") of five (5) years each to follow consecutively upon the expiration of the immediately preceding term of this lease.  The option for each Additional Term shall be exercised by Tenant giving notice to Landlord of Tenant's exercise of the option along with the first month's rent for such

Additional Term not less than six (6) months prior to the ex-

piration of the Initial Term or the prior Additional Term, as the case may be; provided, however, that Tenant shall not be entitled to exercise its option for an Additional Term if it shall be in default hereunder and such default shall be continuing beyond any applicable grace period.  In the event of any extension of this lease by reason of Tenant's exercise of any one or more of the aforesaid options, this lease shall forthwith be extended, and all of the terms, covenants, conditions and provisions of this lease shall continue in full force and effect, provided, however, (a) the rent for the first Additional Term shall be increased by an amount equal to Eight Hundred Thirty-Five Thousand Dollars ($835,000)

payable in sixty  (60)  equal monthly installments of Thirteen

Thousand Nine Hundred Sixteen and 67/100 Dollars ($13,916.67); and

(b) the rent for each of the second and third Additional Terms shall be increased by an amount equal to (i) Fifteen Thousand

Dollars ($15,000) plus (ii) the amount of any increase during such

Additional Term in the debt service under Landlord's first mortgage which encumbers the demised premises (the "First Mortgage") above a 12.38% annual constant; provided, however, that for purposes of calculating the rent increase, in no event shall the amortization


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period for the First Mortgage be less than 20 years, and further provided that Tenant shall not be obligated to pay any increase in debt service if such increase is a result of Landlord's default under the First Mortgage, unless Landlord's default is a result of

Tenant's default hereunder.  Landlord agrees that it shall use all reasonable efforts to obtain the most advantageous terms available in connection with mortgage financing on the demised premises.

          Rent for each Additional Term shall be payable in sixty

(60)  successive  equal  monthly  installments,  the  first  said installment payable on the first day of the respective Additional

Term and each subsequent installment on the same day of each subsequent month during said Additional Term. Rental payments hereunder shall be made by Tenant to Landlord each by a single check or draft payable to the order of Landlord and delivered to

Landlord either personally or by mail c/o Landlord's address set forth in paragraph 22, or such other address as Landlord may provide to Tenant.

                  5.   Taxes, Assessments, and Other Charges.

          (a)  As additional and further rent, Tenant agrees to

pay and discharge promptly on or prior to the last day the same are payable without interest or penalty all taxes, sewer rents,

water charges, assessments and other imposts and levies of every kind and nature whatsoever, whether general or special, ordinary or extraordinary, applicable to any period during the Initial Term of this lease or any Additional Term thereof, which have been or may hereafter be imposed, charged, assessed or levied upon or against, or which have or may become due and payable with respect to, the demised premises or any part thereof or which may be imposed, assessed, charged, or levied upon the leasehold estate hereby created or upon the reversionary estate in the demised premises, under or by virtue of any present or future law, rule,

requirement, order, direction, ordinance or regulation of any governmental or other lawful authority whatsoever and which shall have become or shall become due and payable prior to or during the

Initial Term of this lease or any Additional Term thereof;


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provided, however, that Tenant shall not be obligated to pay any present taxes in the nature of income, excess profits, inheritance,

devolution, gift, transfer, incorporation or franchise taxes which may be imposed, charged, assessed or levied against Landlord, or any such future tax or taxes (unless expressly substituted in whole or in part for the present real estate or other taxes set forth above to be paid by Tenant); and provided, further, that said taxes, sewer rents, water charges, assessments and other charges shall, as to the tax year or years in which this lease shall commence and the tax year or years in which this lease shall be terminated, be apportioned according to the part of such tax year within the Initial Term or any Additional Term, and if the tax rate for such tax year has not been determined, it shall be presumed that the tax rate for such tax year will be the same as for the previous tax year, subject to adjustment when actual tax bills are available.

          (b)  Tenant covenants that it shall furnish to Landlord

promptly after each payment required to be made by Tenant pursuant to this paragraph an original or duplicate official receipt

evidencing such payment and such additional evidence of the payment thereof as Landlord may reasonably require for Landlord's purposes or to satisfy the requirements of any mortgage or lien which the

Landlord may create upon the demised premises.

          (c)  If Tenant shall default in the payment of any taxes,

assessments or public charges required to be paid by Tenant and shall fail to make such payment within ten (10) days after written notice from Landlord, Landlord shall have the right to pay the same together with any penalties and/or interest, in which event the amount so paid by Landlord shall be paid by Tenant to Landlord on demand together with interest thereon at the Default Interest Rate

(as hereinafter defined).

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          6.   Contest of Taxes, Assessments and Other Charges.

          Anything contained in paragraph 5 to the contrary

notwithstanding, Tenant shall have the right in good faith to contest at its sole cost and expense and at no cost to Landlord the validity or amount of any such tax, assessment or other charge herein agreed to be paid by Tenant, but if Tenant shall elect so to contest any such tax, assessment or other charge, Tenant shall notify Landlord in Writing of its intention so to do Within five

(5) days prior to the last day the same are Payable Without

interest or Penalty due date thereof, and so long as the validity or amount of any such tax, assessment or other charge shall be so contested by Tenant in good faith and by appropriate proceedings which shall operate to Prevent the collection of the tax or

assessment, or other charge so contested, and to Prevent the Sale of the demised Premises or any Part thereof to satisfy the same,

Tenant shall not be deemed to be in default with respect to the

Payment thereof and in any such case any such tax, assessment or other charge shall not be Paid by Landlord.  Landlord agrees to render Tenant all assistance reasonably possible Without expense to Landlord in contesting the validity or amount of any such tax,

assessment, or other charge including the coining in and signing of any protest,  pleading or other document Which Tenant may reasonably deem necessary or advisable to file or use.  Tenant shall be liable for all interest and penalties, if any, as a result of such contest.  It is further agreed by Landlord and Tenant that should any rebate or recovery be made on account of any tax or assessment Paid by Tenant, the amount of such rebate or recovery shall belong to and be Paid to Tenant.

          7.   Maintenance and Alteration of Demised Premises; No
               Mechanic's Liens.

          (a)  Tenant will accept the demised premises, including

the improvements thereon, in the condition they are in as of the

Commencement Date of this lease.  Tenant agrees that it will, at its  own  expense,  maintain and repair the demised premises,

including  all  buildings,  improvements  and  all  alterations,

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additions, equipment and facilities installed therein or thereon,

including the parking area, sidewalks, driveways, truck docks and overhead doors,  steps,  excavations,  easement areas,  and all appurtenances, in good and substantial condition and repair and will make all necessary repairs and replacements to the demised premises, interior and exterior, structural and non-structural,

ordinary as well as extraordinary. including, without limitation,

those repairs required pursuant to subparagraph (d) hereof, and keep the demised premises in a clean, safe and healthy condition so as to conform to all lawful requirements, laws and ordinances and  directions  of  the  proper  public  authorities  and  the requirements of all policies of insurance from time to time in force during the term of this lease, all at its own sole cost and expense.  Landlord shall be under no obligation to make any repairs or replacements to the demised premises or any portion thereof.

          Tenant shall have the right, at its own cost and expense,

to make such changes, alterations and improvements to the demised premises as may be incidental to the convenient conduct of its business, except that no structural alterations or changes shall be made to the demised premises without the written consent of

Landlord first obtained, which consent shall not be unreasonably withheld.  Prior to making any material structural alteration or change, Tenant shall send  written notice of its intention with

respect  thereto  to    Landlord,  together  with  a  plan  and

specifications thereof, and in the event no written objection is received by Tenant within thirty (30) days of the receipt by

Landlord of said notice, said failure on the part of Landlord to object shall be deemed an acquiescence and consent to the proposed structural alteration or change.

          (b)  Upon the expiration or earlier termination of this

lease, Tenant shall not have the right to remove any alterations,

additions,  improvements and replacements,  whether made by it pursuant to subparagraph (a) or otherwise, and at such expiration or earlier termination such alterations, additions, improvements and replacements shall be delivered up to Landlord with the demised


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premises and no compensation shall be allowed or paid therefor.

Notwithstanding the foregoing provisions of this subparagraph, all machinery, equipment and other like property and moveable walls,

electrical buss systems, telephone systems and building security equipment, in each case if brought on to the demised premises by

Tenant, shall be removed by Tenant at the termination of this lease and Tenant shall repair or pay for the repair of any damage

resulting from such removal.   Upon the expiration or earlier

termination of this lease, the demised premises, including, but not limited to, the parking area, shall be delivered up to Landlord in a broom clean condition and in accordance with Tenant's obligations set forth in this paragraph 7.

          (c)  Tenant will not permit mechanic's, laborer's or

materialmen's liens to stand against the demised premises for any labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on said premises by or at the direction or sufferance of Tenant, provided, however, that

Tenant shall have the right to contest the validity or amount of any such lien or claimed lien, if Tenant shall give Landlord, upon demand, reasonable security to insure payment thereof, provided such security need not exceed one and one-half (l-l/2) times the amount of such lien or claimed lien.  On final determination of the lien or claim for lien, Tenant will immediately pay any judgment rendered with all proper costs and charges and shall have the lien released or judgment satisfied at Tenant's own expense,  and

Landlord will promptly return any security which Tenant may have furnished to Landlord.

          (d)  Tenant acknowledges that certain recommended repairs

to the demised premises are described in that certain report of

Eckland Consultants,  Inc.  of Chicago,  Illinois,  in favor of

Landlord's mortgagee dated June 16, 1989, a copy of which has been


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delivered to Tenant.  Tenant covenants and agrees that it shall cause all such repairs to be made in and to the demised premises in the ordinary course of Tenant's business.

          8.   Utility and Janitor Service.

          Tenant agrees that it will pay for all water, sewer, gas,

steam, standby sprinkler service, electric current, and all other utilities used or consumed in the demised premises, at the rates charged by the utility providing the same, as and when the charges for the same shall become due and payable, and will, at its own expense, furnish all security systems, fuel and janitor and other services required in connection with the operation of the demised premises.


          9.   Compliance with Ordinances.

          (a)  Tenant agrees that in the conduct of its business

and occupancy of the demised premises it will comply with all valid laws, ordinances, rules and regulations of all public authorities having any jurisdiction over the demised premises or any part thereof ("Applicable Legal Requirements").

          (b)  Tenant shall have the right to contest by due legal

proceedings  any  purported  violation  of  Applicable  Legal

Requirements, as well as the enforcement or imposition thereof,

and may,  to the extent permitted by applicable law, postpone compliance with the pertinent Applicable  Legal  Requirements;

provided, however, that (1) any such postponement of compliance shall not subject Landlord or any mortgagee of Landlord to any fine or penalty or to criminal prosecution or cause the demised premises to be condemned or vacated and shall not result in loss of or otherwise affect any insurance coverage provided for in this lease;

(2) Tenant shall commence and diligently prosecute the applicable contest proceedings within the time frame specified in the notice of violation or citation or under applicable law; (3) in the event compliance  with  the Applicable Legal  Requirements  cannot be postponed,  Tenant shall commence and diligently prosecute to completion all action required to achieve such compliance within

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the time specified in the notice of violation, citation, imposition or enforcement, as the case may be; and (4) upon reasonable request of Landlord, Tenant shall obtain and furnish to Landlord a bond in a form and with surety reasonably acceptable to Landlord or such other security reasonably acceptable to Landlord, which bond or other security shall be in an amount Which, in the reasonable judgment of Landlord, is sufficient to pay all costs and expenses of complying with the Applicable Legal Requirements.

          10.  Tenant to Pay for Insurance.

          (a)  Tenant shall, at Tenant's sole cost and expense,

provide, maintain and keep in force the following policies of insurance:

          (i)  All risk property insurance against loss or damage

to any improvements on the premises in an amount not less than the full  replacement  cost  thereof  (exclusive  of  the  cost  of excavations, foundations and footings below the lowest basement floor), without deduction for depreciation, and with not more than

$10,000 deductible from the loss payable for any casualty.

          (ii) Comprehensive public liability insurance, including

coverage for elevators and escalators, if any, on the premises and completed operations coverage for two years after any construction or repair at the demised premises has been completed,  on an occurrence basis against claims for personal injury, including without  limitation  bodily  injury,  death  or  property  damage occurring on, in or about the demised premises and the adjoining streets,  sidewalks and passageways,  such insurance to afford immediate minimum protection to a limit of not less than $1,000,000 for one person and.$3,000,000 per occurrence for personal injury or death and $500,000 per occurrence for damage to property.

         (iii)  Workers' compensation insurance in accordance with

the requirements of Illinois law.

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         (iv)  During the course of any construction or repair at

the demised premises, builder's risk insurance against all risks of physical loss, on a completed value basis, including collapse and transit coverage, with a deductible not to exceed $10,000, in nonreporting form, covering the total value of work performed and equipment, supplies and materials furnished, and containing the

"permission to occupy upon completion of work" endorsement.

          (v)  Boiler and machinery insurance covering any pressure

vessels, air tanks, boilers, machinery, pressure piping, heating,

air conditioning and elevator equipment and escalator equipment located on the demised premises, and insurance against loss of occupancy or use arising from any breakdown therein, all in such amounts as are satisfactory to Landlord.

          (vi)  If the demised-premises are located in an area that

has been identified by the United States Department of Housing and

Urban Development as an area having special floor hazards and if the sale of flood insurance has been made available under the

National Flood Insurance Act of 1968, flood insurance in an amount equal to the replacement cost of any improvements on the premises or to the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance

Act of 1968, whichever is less.

         (vii)  Rent loss insurance in an amount of not less than

the then current annual debt service under the First Mortgage (not including, in the case of the year in which the final maturity date of the obligation secured by the First Mortgage occurs, the amount of principal payable at maturity) plus annual operating expenses of the demised premises, as estimated by the Landlord.

        (viii)  Such other insurance, and in such amounts, as may

from time to time be required by the Lender against the same or other hazards.

All policies of insurance required by terms of this Mortgage shall contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of the Tenant, Landlord or


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Mortgagee which might otherwise result in forfeiture of said insurance and the further agreement of the insurer waiving all rights of set-off, counterclaim or deductions against the Landlord,

shall contain waiver of subrogation clauses, and shall provide that the amount payable for any loss shall not be reduced by reason of co-insurance.

          (b)  All insurance provided for in this paragraph shall

be effected under valid and enforceable policies issued by insurers satisfactory to Landlord.  All such companies shall have a policy rating of A or better and financial rating of class X or better by the most current edition of Best's Insurance Reports, and shall be

authorized to do business in the State of Illinois.   Upon the

execution of this lease and thereafter not less than thirty (30)

days prior to the expiration dates of the expiring policies

theretofore furnished pursuant to this section,  originals or duplicate original policies bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Landlord of such payment, shall be delivered by Tenant to

Landlord.

          (c)  All policies of insurance provided for under this

paragraph shall name Landlord and Tenant as the insureds, as their respective interests may appear, and shall be payable to Landlord in the event of fire or other casualty, and shall also be payable if Landlord so requires, to the holder' of any mortgage pursuant to a standard mortgage clause, without contribution, if obtainable.

All such policies of insurance shall, to the extent obtainable,

provide that any loss shall be payable to Landlord and/or to the holder of any mortgage, notwithstanding any act of the Tenant which might otherwise result in forfeiture of said insurance.

          All such policies or certificates therefor issued by the

respective insurers shall, to the extent obtainable, contain an agreement by such insurers that such policies shall not be

cancelled without at least thirty (30) days prior written notice to Landlord and to the holder of any mortgage to whom loss

thereunder may be payable.

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          (d)  In consideration of the execution of this Agreement,

each of the parties does hereby release the other, and such other's agents,  employees and invitees from any claim for damage or destruction to the demised premises or improvements thereto, or to the contents thereof belonging to either of them, or for business interruption, caused by fire or other peril included within the extended coverage endorsement to the standard fire policy, whether due to the negligence of either of them, or their agents, servants,

employees and invitees or to any other person for whom either of them may be legally responsible, or otherwise to the extent of the actual recovery by Landlord or Tenant under any insurance policy

relating to such loss.   Each of the parties shall notify its

respective insurance carriers of this provision, and obtain an endorsement approving said provision on all such fire, extended coverage and business interruption policies.

          11. Damage or Destruction of Demised Premises and Use of Insurance Proceeds.

          In the event that any buildings which are part of the

demised premises or any improvements thereto which have been made by Tenant are damaged or destroyed by fire or other casualty, this lease shall not terminate, except as hereinafter provided, nor shall the liability to pay rent cease or be reduced except to the extent Landlord has been paid from proceeds of rent insurance hereinabove provided for, but Tenant shall restore, replace or rebuild the demised premises with all reasonable speed to the condition they were in prior to the happening of the fire or other casualty.

          Landlord shall at all times have the right, but not the

obligation, to collect, adjust, and compromise any losses under any of the insurance aforesaid; provided, however, that so long as

Tenant shall not be in default under this lease, Tenant shall be entitled to adjust or compromise any such losses, with the written approval of Landlord as to the amount thereof, which approval shall not be unreasonably withheld or delayed.


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          If at the time any insurance proceeds come into the

possession of Landlord, its mortgage. or Tenant, or while all or any part of said insurance proceeds are in the possession of

Landlord, its mortgagee or Tenant, Tenant is in default in the payment of any rent, tax, assessment, lien or other charge or payment required to be paid by the terms of this lease and the default has continued after any notice and grace period applicable thereto,  then Landlord shall be entitled to so much of the

insurance proceeds as may be necessary to fully pay or discharge the amount of any such default, unless said default be as a result of a bona fide dispute or contest with Landlord.

          All insurance proceeds in the possession of Landlord,

its mortgagee and Tenant which are not used or necessary to be used pursuant to the provisions of the preceding paragraph shall be available to Tenant for the repair, reconstruction or replacement of any buildings, machinery, fixtures or equipment included in the demised premises which are damaged or destroyed, and shall be paid out by Landlord and its mortgagee from time to time, as far as necessary,  on the estimates and certificate of a responsible architect, satisfactory to Landlord and the holder of any mortgage;

provided,  however,  that  Landlord or  its mortgagee  first be satisfied that any amount necessary to pay the cost of such repair,

reconstruction or replacement, which is in excess of such insurance proceeds, has been provided by Tenant for such purpose and its

application to such purpose assured.   In case there shall be

insurance proceeds remaining after such application and after complete repair, reconstruction or replacement of the buildings,

machinery, fixtures, or equipment, and provided there be no default on the part of Tenant hereunder and the default has continued after any notice and grace period applicable thereto, then if permitted by the mortgagee, any such amount shall be paid to Tenant, provided that if said default be as a result of a bona fide dispute or contest with Landlord, then Landlord shall be entitled to so much of such amount as may be necessary to fully pay or discharge the amount of the default.  In the event that any such excess insurance


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proceeds are withheld by Landlord pending resolution of an alleged default on part of the Tenant hereunder and the default has

continued after any notice and grace period applicable thereto,

then immediately upon resolution of such default Landlord may retain the portion of such withheld amount which is found to be owing to Landlord and, if permitted by the mortgagee, shall if permitted by the mortgagee, the immediately pay to Tenant the balance of such excess amount.  To the extent that any such excess insurance proceeds are not paid to Tenant, then the annual rental payable by Tenant shall be reduce proportionately in the ratio which the excess proceeds bears to the then present value of the annual rentals payable by Tenant with respect to the unexpired portion of the then term of this  Lease,  together with any

Additional Term for which Tenant has exercised its option to renew.

          Tenant shall commence the repair,  reconstruction or

replacement of any buildings, machinery, fixtures, or equipment which are damaged or destroyed, within ninety (90) days after the date of such damage or destruction or thirty (30) days after the insurance proceeds become available for such repair, whichever last occurs, and shall prosecute the same with reasonable diligence.

In the event of Tenants failure to do so, Landlord may give Tenant written notice to so proceed and in the event Tenant fails to take immediate and positive steps to cure said inactivity (except for conditions beyond its control)  within thirty  (30)  days after receipt of said notice, then Landlord shall retain the insurance proceeds as security for the continued performance and observance by Tenant of the covenants imposed upon it by the terms of this paragraph 11 and no part thereof shall be paid to Tenant, except after the complete repair,  reconstruction or replacement,  as aforesaid, of the buildings, machinery, fixtures or equipment, or in the alternative, Landlord may use said proceeds to restore the damage or destruction.

          If the Building shall at any time during the final six

months of the then term of this lease be damaged or destroyed by fire or other casualty and (i) such damage or destruction totals


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
fifteen percent (15%) or more of the value of such Building above the foundation thereof and (ii) repair and restoration (to the extent  required  in  this  Paragraph),  exercising  reasonable diligence, would not be completed more than three (3) months prior to the end of the term of this lease (meaning the end of the next succeeding Additional Term if prior to such damage or destruction

Tenant has given the Written notice to renew the term as above provided),  Landlord and Tenant shall each have  the option,

exercisable by Written notice to the other Within thirty (30) days after such damage or destruction, to terminate this lease as of the end of the calendar month in Which such notice of termination is given; Provided, however, that as to such notice by Landlord, such thirty (30) day Period shall not commence until Tenant has notified

Landlord in Writing of the damage or destruction.  In the event of such  termination,  Landlord  shall  be entitled  to  retain all insurance Proceeds.

          12.  Condemnation.

          In the event that (a) title to the fee of the whole of

the demised premises shall be taken or condemned by any competent authority, for any public or quasi-public use, or (b) title to the fee of less than the whole of the demised premises shall be so taken or condemned,  and  if as a result of such taking or

condemnation it shall be impracticable for Tenant to continue its operations in the remaining Portions of the demised premises, in

Tenant's judgment reasonably exercised, this lease shall cease and terminate and all rental paid or Payable by Tenant shall be

apportioned as of the date of vesting of title in such condemnation proceeding Landlord and Tenant shall share in the total award made in such condemnation proceeding in accordance with their respective interests in the demised premises as of the date

immediately preceding the date of such vesting of title.   In

addition, Tenant shall be entitled separately to claim and recover its damages for business interruption, relocation expenses and moving expenses.

                                     -16-

          If title to the fee of less than the whole of the demised

premises shall be so taken or condemned, and if, notwithstanding such taking or condemnation it shall be practicable for the Tenant to continue its operations in the remaining portion of said

premises, in Tenant's judgment reasonably exercised, this lease shall, except as hereinafter in this section provided, remain in full force and effect.  In such event, Tenant shall restore the remaining portion of the demised premises, as nearly as may be possible under the circumstances, and in accordance with the plans and specifications to be approved by Landlord,  to the same

character,  condition and value of  said premises  as  existed immediately prior to such taking or condemnation and, to the extent of the net award received and retained by Landlord in such

condemnation proceeding and, to the extent that the mortgagee permits the next award received in such condemnation proceeding to be so applied, Landlord shall make the award available to Tenant for payment of the cost of such restoration and shall be paid out by Landlord and its mortgagee from time to time,  as far as

necessary,  on the estimates and certificate of a responsible architect, satisfactory to Landlord and the holder of any mortgage;

provided, however, that Landlord or its mortgage first be satisfied that any amount necessary to pay the cost of such repair,

reconstruction or replacement, which is in excess of such insurance proceeds, has been provided by Tenant for such purpose and its application to such purpose assured.  That part or portion of the demised premises so affected by such taking shall be eliminated from this lease, and this lease cancelled and terminated with respect thereto.  If after such reimbursement any balance of such net award shall remain in the possession of Landlord the annual rental payable by Tenant shall, subject to the mortgagee's consent,

be reduced proportionately to the amount taken, effective as of the date of final reimbursement by Landlord to Tenant for the cost of such restoration work, in the ratio which said balance of such net award shall bear to the then present value of the annual rentals payable by Tenant with respect to the unexpired portion of the then


                                     -17-
term of this lease together with any Additional Term for which

Tenant has exercised its option to renew.

          Whenever in this paragraph reference is made to:

          (a)  the "net award" received and retained by Landlord

in any condemnation proceeding, such net award shall mean the net amount  actually  received  and  retained  by  Landlord  in  such proceeding after deducting all expenses, including attorney's fees,

incurred by Landlord in or as a result of such proceedings; and

          (b)  the "present value of the annual rentals" reserved

hereunder for the unexpired portion of the term of this lease, such present value shall be their discounted value calculated on the basis of interest at the rate of seven percent (7%) per annum.

          13.. Assignment and Subletting.

          (a)  Landlord may at any time assign its rights and

obligations hereunder or sell, exchange or transfer fee title to the demised premises to any person, firm or entity at any time.

          (b)  Except as hereinafter specifically provided, Tenant

may not, without the prior written consent of Landlord, which shall not be withheld unreasonably, assign, encumber or sublet this lease or its rights hereunder.  Tenant may assign or sublet this lease or its rights hereunder to an entity which is related to Tenant,

provided that Tenant and ACPI remain liable for the payment and performance of all obligations of the Tenant to be paid or

performed under this lease.  Specifically, Tenant shall be deemed to have assigned this lease if any one or more of the following events occur:

          Tenant or ACPI, as the case may be, shall be liquidated

or dissolved (other than in connection with a merger of Tenant or

ACPI into, or a sale of all, or any substantial part, of Tenant's or ACPI's assets to,  another corporation,  provided that the survivor of such merger or the purchaser of such assets shall assume all of Tenant's or ACPI's obligations under this lease or the Guarantee, respectively, and provided further that immediately after giving effect to any such merger, the corporation surviving



                                     -18-
the same shall have a Tangible Net Worth [hereinafter defined] at least equal to the greater of (i) the Tangible Net Worth of Tenant or ACPI, as the case may b., on the commencement date hereof or

(ii) the Tangible Net Worth of Tenant or ACPI, as the case may be,

immediately prior to such merger), or shall begin proceedings toward such liquidation or dissolution, or shall in any manner,

permit the divestiture of all or any substantial part of Tenant's or ACPI's assets.

          (c)  "Tangible Net Worth" for purposes of this paragraph

shall mean the aggregate amount of all assets of Tenant or ACPI,

as the case may be, as may be properly classified as such, other than goodwill and such other assets as are properly classified as

"intangible assets," less the aggregate indebtedness of Tenant or

ACPI, as the case may be, all-as shown on its most current balance sheet prepared in accordance with generally accepted accounting principles as at the end of its most recent fiscal year and on a fully consolidated basis.

          14.  Termination.

          (a)  Tenant agrees, subject to the provisions of this

paragraph 14 that (i) if Tenant shall be in default in the payment of any rent or other sums due under this lease and such default shall be continuing for five (5) days after the date such payment became due and payable; or (ii) if Tenant shall neglect or fail to perform or observe any of the other covenants contained in this lease on Tenant's part to be performed and shall not have remedied the same within fifteen (15) days after written notice thereof given by Landlord; or (iii) if any execution or attachment shall be issued against Tenant and such execution or attachment shall not be discharged within 60 days after levy or seizure thereunder; or

(iv) if Tenant shall in any way fail to perform and satisfy the requirements of any insurance policy referred to herein which failure shall constitute a default thereunder and Tenant shall not either abate such default and cause such policy to be reinstated

or procure other insurance which shall conform to the provisions of paragraph 10 hereof; or (v) if there shall be filed against


                                     -19-

Tenant in any court, pursuant to any statute either of the United

States or of any state thereof, a petition alleging bankruptcy or insolvency of Tenant, or for reorganization of Tenant, or for the appointment of a receiver or trustee of all or a portion of

Tenant's property, and any such petition is not dismissed within

60 days after such filing, or any receiver or trustee so appointed is not discharged within 60 days after such appointment, or if any petition is filed by Tenant, or if Tenant makes an assignment for the benefit of creditors; then, and in any one or more such events,

this lease and the term hereof shall, upon the date specified in a written notice given by Landlord to Tenant setting forth the nature of such default, breach, matter or condition, cease and determine, with the same force and effect as though the date so specified were the date hereinabove set forth as the date of the expiration of this lease,  and neither Tenant nor any person claiming through or under Tenant by virtue of any statute or order of any court or otherwise, shall be entitled to possession or to remain in possession of the demised premises, but shall forthwith quit and surrender the same.  In the event of such termination,

Landlord may reenter the demised premises and take possession of the same by summary proceedings, reentry or otherwise, and remove all persons and/or any property from the demised premises without being liable to indictment, prosecution or damages therefor, and without prejudice to any other rights which it may have by reason of such breach, default, matter or condition.

          (b)  In case of any such termination,  re-entry,  or

dispossess by summary proceedings or otherwise, the annual rent and all other charges required to be paid by the Tenant hereunder shall thereupon become due and be paid up to the time of such termination, re-entry or dispossess, and the Tenant shall also pay to the Landlord all expenses which the Landlord may then or

thereafter incur for legal expenses, attorneys' fees, brokerage commissions, and all other costs paid or incurred by the Landlord for restoring the demised premises to good order and condition and for altering and otherwise preparing the same for reletting.  The

                                     -20-

Landlord may, at any time and from time to time, relet the demise premises, in whole or in part, either in its own name or as agent of the Tenant, for a term or terms which, at the Landlord's option,

may be for the remainder of the then current term of this lease,

or for any longer or shorter period, and (unless the statute or rule of law which governs or shall govern the proceeding in which such damages are to be proved, limits or shall limit the amount of such claim capable of being so proved and allowed, in which case the Landlord shall be entitled to prove as and for liquidated damages and have allowed an amount equal to the maximum allowed by or under any such statute or rule of law) the Tenant shall be obligated to, and shall pay to the Landlord as damages, upon demand, and the Landlord shall be entitled to recover of and from the Tenant, at the election of the Landlord, either

     (a)  liquidated damages, in an amount, at the time of such termination, re-entry or dispossess by the Landlord, as

          the case may be, equal to the excess, if any, of the then

          present value of the installments of annual rent reserved

          hereunder, for the period which would otherwise have

          constituted the unexpired portion of the then current

          term of this lease, over the then present value of the

          then fair market rental value of the demised premises for

          such unexpired portion of the then current term of this

          lease, both discounted at the nominal rate of seven per

          cent (7%) per annum; or

     (b)  damages (payable in monthly installments, in advance, on the first day of each calendar month following such

          termination, re-entry or dispossess, and continuing until

          the date originally fixed herein for the expiration of

          the then current term of this lease) in an amount or

          amounts equal to the excess, if any, of the sum of the

          aggregate expenses paid by the Landlord during the month

          immediately preceding such calendar month for all such

          items as, by the terms of this lease, are required to be

          paid by the Tenant, plus an amount equal to the amount

                                   -21-
          of the installment of annual rent which would have been

          payable by the Tenant hereunder in respect of such

          calendar month, had this lease and the demise term not

          been so terminated, or had the Landlord not so re-

          entered, over the rents, if any, collected by or accruing

          to the Landlord in respect of such calendar month

          pursuant to such reletting, and any suit or action

          brought to collect the amount of the deficiency for any

          month shall not prejudice in any way the rights of the

          Landlord to collect the deficiency for any subsequent

          month by a similar proceeding.

The Landlord, at its option, may make such alterations, repairs and/or decorations in the demised premises as in its reasonable judgment the Landlord considers advisable and necessary, and the making of such alterations, repairs and/or decorations shall not operate or be construed to release the Tenant from liability hereunder.  The Landlord shall in no event be liable in any way whatsoever for failure to relet the demised premises, or in the event that the demised premises are relet, for failure to collect rent thereof under such reletting; and in no event shall the Tenant be entitled to receive any excess of such annual rents over the sums payable by the Tenant to the Landlord hereunder.  Suit or suits for the recovery or such damages or any installments thereof,

may be brought by the Landlord from time to time at its election,

and nothing herein contained shall be deemed to require the

Landlord to postpone suit until the date when the term of this lease would have expired if it had not been terminated under the provisions of this lease, or under any provision of law, or had the

Landlord not re-entered into or upon the demised premises.

          Any sums which are not paid by Tenant when same shall

become due and payable shall be paid to Landlord with interest at a rate per annum equal to five (5) percent over the rate per annum announced from time to time by _____________ as its prime or base lending rate or other equivalent rate  (the "Default Interest

Rate").   In the event that any rent due hereunder is not paid

                                     -22-
within five (5) days from the date it is due, Tenant will pay a late charge of 4% of the amount overdue.  This late payment charge shall apply to each rant payment past due, and there shall be no daily pro rata adjustment.

          15.  Inspection of Landlord.

          Subject to governmental or other security regulations,

Landlord by any duly authorized agent or representative shall have access to the demised premises and each and every part thereof at any and all reasonable time or times during business hours to inspect the same for any purpose including, without limitation of the foregoing, the determination of the condition of the demised premises or any part thereof, the progress of any work undertaken by Tenant, and generally Tenant's performance of and compliance with the terms and provisions of this lease.

          16.  Hold-Over.

          Tenant will, at the termination of this lease by lapse

of time or otherwise, yield up immediate possession to Landlord,

and failing so to do, it shall-be deemed a tenant from month to month only, at a monthly rental equal to one and one-half times the rental paid by Tenant for the last preceding month.  In such event the rights, duties and obligations of Landlord and Tenant shall be governed, except as to rent and duration of the term, by the provisions of this lease.

          17.  Subordination by Tenant; Estoppel Certificate by
               Tenant.

          (a)  This lease is made subject to zoning, building and

other governmental ordinances and resolutions and any amendments thereto and to restrictions, covenants, easements, encumbrances,

reservations and rights of way, which may now affect the demised premises.  In addition, this lease, without any further instrument,

shall at all times be subject and subordinate to any and all mortgages created by Landlord and encumbering the demised premises,

and to all advances made or hereafter to be made upon the security of any such mortgages, to the interest on all obligations secured by them,  and to all renewals,  modifications,  consolidations,


                                     -23-
replacements and extensions thereof and Tenant agrees that it shall execute and deliver from time to time to the holder or holders of any such mortgages such estoppel certificates as such holders or

Landlord may reasonably request; provided, however, that Tenant,

concurrently with the execution and recording of any such mortgage,

receives from the holder or holders of such mortgage a non-

disturbance agreement.which shall provide, among other things,

that,  provided Tenant  is  not  in default under this  Lease,

foreclosure or other enforcement of the terms and conditions of such mortgage will not result in either a termination of this Lease or a diminution or impairment or any of the rights granted to

Tenant herein or in an increase in any of Tenant's obligations hereunder.

          (b)  Tenant agrees-at any time and from time to time,

upon not less than ten  (10)  days'  prior written request by

Landlord,  to execute,  acknowledge and deliver to Landlord a statement in writing certifying that this lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modification), and the dates to which the fixed rent and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of the fee or mortgagee or assignee of any mortgage upon the fee of the demised premises.

          (c)  Landlord agrees at any time and from time to time,

upon not less than 10 days prior written request by Tenant, to execute, acknowledge and deliver to Tenant a statement in writing certifying that this lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modification),

and the dates to which the fixed rent and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective assignee or sublessee of Tenant, pursuant to any assignment or sublease permitted hereunder.

                                     -24-

          18.  Indemnification.

          Tenant agrees to indemnify and save harmless Landlord

against and from any and all claims by or on behalf of any person,

firm or corporation arising from the use, occupancy, conduct or management of or from any work or thing whatsoever done in or about the demised premises, and will further indemnify and save Landlord harmless against and from any and all claims arising during the

Initial Term of this lease or any Additional Term from any

condition of the Building on the demised premises or any street,

curb or sidewalk adjoining the demised premises, or of passageways or spaces therein or appurtenant thereto, or arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed,

pursuant to the terms of this lease, or arising from any act of

Tenant, or any of its agents, contractors, servants, employees or licensees,  or  arising  from  any  accident,  injury  or  damage whatsoever caused other than by gross negligence of Landlord, its agents,  contractors,  servants, employees or licensees, to any person, firm or corporation occurring during the Initial Term of this lease or any Additional Term,  in or about the demised

premises, or upon the sidewalks and land adjacent thereto, and from and against all costs, counsel fees, expenses, liabilities incurred in or about any such claim or action or proceeding brought thereon;

and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord covenants to resist or defend such action or proceeding by counsel

reasonably satisfactory to Landlord.   Indemnification by Tenant

hereunder shall not extend to any matter against which, and to the extent which, Landlord has been indemnified from insurance paid for by Tenant.

          Tenant is fully familiar with the physical condition of

the demised premises, the buildings, improvements, fixtures and

equipment thereof.   Landlord has made no representations of

whatever nature in connection with the condition of the demised premises or of the buildings, improvements, fixtures or equipment


                                     -25-
thereof and the Landlord shall not be liable for any latent or patent defects therein.

          Tenant covenants and agrees to pay, and to indemnify

Tenant against, all legal costs and charges, including counsel fees, lawfully and reasonably incurred in obtaining possession of the demised premises after default of Tenant or upon expiration or earlier termination of the term of this lease, or in enforcing any covenant or agreement of Tenant herein contained.

          19.  Quiet Enjoyment.

          Landlord for itself and Landlord's successors and assigns

covenant with Tenant that upon performing the covenants hereunder on its part to be performed Tenant shall and may peaceably and quietly have, hold and enjoy the demised premises without let or hindrance of any person claiming by, through or under Landlord.

          20.  Remedies Cumulative.

          No remedy or election given by any provision in this

lease shall be deemed exclusive unless so indicated, but each shall wherever possible be cumulative with all other remedies in law or equity, except as otherwise specifically provided.

          21.  Waiver.

          A waiver by Landlord or Tenant of any default or breach

by the other party of any covenant or covenants of this lease shall be limited to the particular instance and shall not operate or be deemed as a waiver of any future defaults or breaches of said covenant or covenants.

          22.  Notices.

          All notices and formal requests or demands required or

appropriate hereunder shall be in writing and personally delivered or sent by registered or certified mail and shall be deemed to have been served or given when personally delivered or enclosed in a properly sealed and addressed envelope or wrapper, and deposited postage prepaid in a post office, branch post office, or post office box regularly maintained by the United States Government.

Notices to Landlord shall be delivered or addressed to it c/o

Brainard Place, 29001 Cedar Road, Cleveland, Ohio 44124, Attention:


                                     -26-

Dan K. Silverberg or to such other person and place in the United

States of America as Landlord may from time to time designate in writing, and notices to Tenant shall be delivered or addressed to

Tenant at 221 West First St., Kewonee, Illionis 61443, Attention:

Ken Fristad or to such other person or place as Tenant may from time to time designate in writing.

          23.  Condition of Premises.

          No representations have been made to Tenant concerning

the condition of the demised premises nor have any promises to remodel, alter, or improve the demised premises been made by

Landlord.

          24.  Heirs, Successors and Assigns.

          Subject to the provisions of paragraph 13 hereof, this

lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

          25.  Memorandum of Lease - Recording.

          Landlord and Tenant agree that at the request of either

party they will cause to be prepared and executed, a memorandum of this lease in the form prescribed by statute, which memorandum, and not this lease, shall then be so filed for record at the sole expense of the party requesting same.

          26.  Paragraph Headings.

          The paragraph headings inserted in this lease are for

convenience only and are not intended to and shall not be

considered to limit, enlarge or affect the scope or intent of this lease nor the meaning of any provision hereof.

          27.  Use.

          Tenant is hereby given the privilege of using the demised

premises  for office  space and manufacturing and storage of products; provided, however, that such use shall at all times be in conformity with all environmental laws, rules and regulations then applicable, and further provided that no "Hazardous Material,"

as hereinafter defined, shall be manufactured used or stored on the premises.  "Hazardous Material" means any hazardous substance or any pollutant or contaminant defined as such in (or for purposes


                                     -27-

of) the Comprehensive Environmental Response, Compensation, and

Liability Act, any so-called "Superfund" or "Superlien" law, The

Toxic Substances Control Act, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any hazardous,  toxic or dangerous waste,

substance or material, as now or at any time hereafter in effect;

asbestos  or  any  substance or  compound  containing  asbestos;

polychlorinated biphenyls or any substance or compound containing any polychlorinated biphenyl; and any other hazardous, toxic or

dangerous waste, substance or material.   Items which are being

stored on the demised premises as of the Execution Date hereof,

all as permitted by and in conformity with all applicable zoning,

building and other ordinances and laws (and all rules, orders and regulations issued pursuant thereto) and in conformity with all applicable restrictions and conditions of record and for no other purpose or purposes.

          28.  Brokers.

          Landlord and Tenant each warrant to one another that no

broker or agent has been retained by them,  respectively,  in connection with this lease other than Rothenfeld Financial Corp.,

and agree to indemnify and to hold each other harmless from any expenses, fees or expenses arising in connection with any other broker making a claim for such through either Landlord or Tenant,

respectively.

          29.  Governing Law.  The parties agree that terms and

provisions of this lease shall be governed by and construed in accordance with the laws of the State of Illinois.

                    30.  Limitation of Landlord's Liability.

          The term "Landlord" as used in this lease so far as

covenants or obligations on the part of Landlord are concerned shall be limited to mean and include only the owner or owners at the time in question of the fee of the demised premises, and in the event of any transfer or transfers of the title to such fee

Landlord herein named (and in case of any subsequent transfers or


                                     -28-
conveyances the then grantor) shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this lease

thereafter to be performed, provided that any funds in the hands of such Landlord or the then grantor at the time of such transfer,

in which Tenant has an interest, shall be turned over to the grantee and any amount then due. and payable to Tenant by Landlord,

or the then grantor under any provision of this lease, shall be paid to Tenant, and provided further that upon any such transfer,

the grantee or transferee shall expressly assume, subject to the limitations of this paragraph, all of the term., covenants and conditions in this lease contained to be performed on the part of

Landlord,  it  being  intended  hereby  that  the  covenants  and obligations contained in this lease on the part of Landlord shall,

subject as aforesaid, be binding on Landlord, it. successors and assigns, only during and in respect of their respective successive periods of ownership.

          31.  Landlord's Right to Perform Tenant's covenants.

          Tenant covenants and agrees that if it shall at any time

fail to make any payment or perform any other act on its part to be made or performed as in this lease provided, then Landlord may,

but shall not be obligated so to do, and with due notice to or demand upon Tenant, and without waiving or releasing Tenant from any obligations of Tenant in this lease contained, may make any such payment or perform any other act on the part of Tenant to be made and performed as in this lease provided, in such manner and to such extent as Landlord may reasonably deem desirable, and in exercising any such rights to pay necessary and incidental costs and  expenses,  employ  counsel  and  incur  and  pay  reasonable attorney's fees.  All sums so paid by Landlord and all necessary and  incidental  costs  and  expenses  in  connection  with  the performance of any such act by Landlord, together with interest thereon at the Default Interest Rate from the date of the making of such expenditure by Landlord, shall be deemed additional rent


                                     -29-
hereunder and,  except as otherwise  in this  lease  expressly provided, shall be payable to Landlord on demand or at the option of Landlord may be added to any rent then due or thereafter

becoming due under this lease, and Tenant covenants to pay any such sum or sums with interest as aforesaid and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of rent.  Whenever practicable  Landlord,  before proceeding as provided  in this paragraph, shall give Tenant notice in writing of the failure of

Tenant that Landlord proposes to remedy, and shall allow to Tenant such length of time as may be reasonable in the circumstances, not exceeding thirty (30) days from the giving of the notice (unless such default cannot be reasonably cured within said thirty (30) day period, in which event, if Tenant shall commence within said thirty

(30) day period and thereafter prosecute with diligence the curing of such default, said thirty (30) day period shall be extended for such reasonable length of time as may be required to enable Tenant to cure such default) to remedy the failure itself and if the

Tenant shall not remedy the failure in the time so allowed, the

Landlord may proceed as provided in this paragraph; provided,

however, that nothing in this sentence shall prevent the Landlord's effecting forthwith any insurance coverage required to be and not effected by Tenant, or Landlord's paying any premiums therefor in time to prevent the cancellation or lapse of any such coverage in force.

          32.  Invalid Provisions.

          If any one or more of the provisions of this lease or

the applicability of any such provisions to a specific situation,

shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its

application  valid  and  enforceable,  and  the  validity  and enforceability of all other provisions of this lease and all other applications of any such provision shall not be affected thereby.



                                     -30-

           IN WITNESS WHEREOF, this lease has been duly executed by

Landlord and Tenant as of the date first above written.

                                         LANDLORD
Signed and acknowledged
in the presence of:                 CRS LIMITED PARTNERSHIP



                                    By:
                                       Dan K. Silverberg
                                       General Partner

As to Landlord


                                         TENANT

Signed and acknowledged             BOSS MANUFACTURING COMPANY
in the presence of
  (as to both):

                                    By

                                         Stephan W.  Cole
                                                          TITLE
                                    And
                                                          TITLE
As to Tenant                             Richard F. Bern





                                     -31-

STATE OF OHIO        )
                     ) SS:
COUNTY OF CUYAHOGA   )


          BEFORE ME, a Notary Public in and for said County and State, personally appeared DAN K. SILVERBERG, who acknowledged that he did sign the foregoing instrument, and that the same is his free act and deed.

          IN TESTIMONY WHEREOF, I have hereunto set my hand and
official seal at          , Ohio, this     day of
__________________, 1989.


                              Notary Public


STATE OF _____      )
                    )  SS:
COUNTY OF           )


          BEFORE ME, a Notary Public in and for said County and
State,    personally   appeared    BOSS    MANUFACTURING,    by
                  , its                       , and               ,
its              , who acknowledged that they did sign the
foregoing instrument, on behalf of such corporation, and that the same is the free act and deed of said corporation and the free act and deed of each of them personally and as an officer of said corporation.

          IN TESTIMONY WHEREOF, I have hereunto set my hand and
official seal at                 ,          , this      day of
                 , 1989.



                               Notary Public





                                     -32-

                                   EXHIBIT A

               Part of the Northeast Quarter of the North-west Quarter of Section 19, Township 16 North, Range 4 West of the Third Principal Meridian, Sangamon County, Illinois, described as follows:

               From the intersection of the Quarter Section line and South right of way line of Illinois S.A. Route 3, West on the aforesaid right Of way line 212.39 feet; thence deflecting to the right 00~39'20" on aforesaid right of way line 87.61 feet to the point of beginning, thence deflecting to the left 90~52'00", 794.26 feet; thence deflecting to the right 71~49'50", 109.56 feet to the point of curve of a curve to the right of radius of 60.00 feet; thence North-westerly on said curve for a chord distance of 58.53 feet; thence deflecting to the right from the chord of the curve 29~11'31" 288.68 feet to the point of curve of a curve to the right of radius of 20.00 feet; thence Northwesterly on said curve a chord distance of 17.32 feet to the point of curve of a curve to the left of radius of 60.00 feet; thence Northwesterly on aforesaid curve a chord distance of 37.70 feet; thence North parallel to the first line described
585.00 feet to the aforesaid right of way line; thence East on the right of way line 400.00 feet to the point of begin-ning.

               Except the coal and other minerals underlying the surface of said land and all rights and easements in favor of the estate of said coal and minerals.





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